Exhibit 10.8

Name:

Congratulations! We are pleased to provide you with a long-term incentive opportunity under the CME Group Inc. Amended and Restated Omnibus Stock Plan (the “Plan”). This long-term incentive opportunity is in recognition of the anticipated positive impact you will make toward the future success of the company. Your grant provides you with the opportunity to earn a range of performance shares based on [insert performance criteria]. If earned, the ultimate payout for achieving the performance goals will be in the form of CME Group Inc. stock, which is a means for you to share in the success of the overall company. Certain terms of your long-term incentive opportunity follow:

Performance Share Terms

Performance Shares:	Your grant has a target of Performance Shares for the achievement of Performance Goals at the target levels. Payouts will be settled after the end of the Performance Period by the issuance of restricted shares of Class A common stock, $.01 par value, of CME Group Inc. if certain specified Performance Goals are achieved for the Performance Period as set forth below.

Grant Date:

Performance Period:

Performance Goals:

Vesting Schedule:

Performance Shares that are earned if any, shall be settled in restricted shares of Class A common stock, $0.01 par value of CME Group Inc., and shall be based on the actual performance achieved under the Performance Goals during the Performance Period and issued in accordance with the Terms and Conditions attached hereto. Such shares shall become vested and payable over              years beginning with             % of the award vesting              of the fiscal year immediately following the end of the Performance Period and             % vesting on each anniversary thereafter, except as otherwise provided by the terms and conditions in the Plan.

Payment Date

of Award:	The Performance Shares granted for each Goal shall be based on the actual performance achieved under each of the respective Goals during the respective Performance Period, in accordance with the Terms and Conditions attached hereto. The Goals shall not be deemed to be attained until the Compensation Committee and/or its delegate confirms that they have been attained. Performance Shares earned shall be settled in restricted shares of Class A common stock, $.01 par value of CME Group Inc., which shall be issued as soon as administratively practicable after the Compensation Committee and/or its delegate confirms that the Goals have been attained.

Additional Terms

and Conditions:	The Performance Shares granted are subject to the Terms and Conditions attached hereto, as well as the terms and conditions set forth in the Plan.

Dividends:	Any restricted shares issued at the end of the Performance Period will accrue dividends effective with the date the restricted shares are issued. The dividends will be paid out in cash via E*Trade according to the vesting schedule.

In addition to the terms stated in this grant letter, your equity grant shall be subject to the terms and conditions of the Plan, which are subject to change at any time. All documents relating to the Plan, including the Plan Document, Prospectus and Beneficiary Form, can be accessed online by logging on to your E*TRADE account at www.etrade.com/stockplans or by calling E*TRADE at 800-838-0908 or +1-650-599-0125 if outside the U.S. A copy of the current CME Group Form 10-K can be found at: http://investor.cmegroup.com/investor-relations/financials.cfm. Please submit your completed W-9 Form (or W-8BEN Form if outside the U.S.) and Beneficiary Designation Form to CME Group’s Compensation Department, 20 S. Wacker, 2N, Chicago, IL 60606.

TERMS AND CONDITIONS

1.	Performance Shares Earned. The number of Performance Shares earned, if any, will be based on the actual performance achieved during the Performance Period relative to each Performance Goal. This determination shall be made in accordance with the following schedules:

a.	Goal 1 – % Performance Shares at Target:

Goal Achievement	Performance Shares Earned

200% of above portion of Target Performance Shares

100% of above portion of Target Performance Shares

50% of above portion of Target Performance Shares

0% of above portion of Target Performance Shares

Note: If actual performance falls between any of the levels above, then straight-line interpolation will be applied to determine the number of Shares earned.

b.	Goal 2 – % of Performance Shares at Target:

Goal Achievement	Performance Shares Earned

200% of above portion of Target Performance Shares

100% of above portion of Target Performance Shares

50% of above portion of Target Performance Shares

0% of above portion of Target Performance Shares

Note: If actual performance falls between any of the levels above, then straight-line interpolation will be applied to determine the number of Shares earned.

2.	Eligibility to Receive Grant and Condition of Receipt of Performance Shares. Notwithstanding any other eligibility requirements specified in these grants or in the Plan, in order to be eligible to receive this award and as a condition of receipt of payment of any earned Performance Shares under this award, you must have entered into an agreement with the Company containing certain post-termination of employment restrictions regarding competition with the Company and non solicitation of the Company’s customers and employees prior to receiving this grant. The post-termination employment restrictions applicable to you are set forth in the Confidentiality, Non-Competition and Non-Solicitation Agreement with the Company, which is incorporated herein by reference.

3.	Eligibility to Receive Performance Shares. Notwithstanding any other eligibility requirements specified in this grant or in the Plan, in order for you to be eligible to receive payment of any earned Performance Shares after the end of the Performance Period, you must remain employed through the Payment and applicable Vesting dates.

4.	Termination of Service. If your employment is terminated by reason of death or Disability (as defined in the Plan), your eligibility for payment of the Performance Shares is governed by the terms of the Plan. If your employment is terminated for any other reason, any Performance Shares that are not paid and vested will be forfeited.

5.	Definitions:

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